PAR Technology Corporation 2015 Equity Incentive Plan

GRANT NOTICE- RESTRICTED STOCK AWARD

PAR Technology Corporation (the "Company"). hereby grants as of the Grant Date to the Participant the number of restricted shares (the "Restricted Stock") of the Company's common stock, par value $0.02 (the "Common Stock") specified below (the "Award"). The Award is granted pursuant to the PAR Technology Corporation 2015 Equity Incentive Plan (the "Plan") and is subject to the terms and conditions of this Grant Notice, the Restricted Stock Award Agreement attached to this Grant Notice as Appendix A (the "Award Agreement"), and the Plan (each as amended from time to time). The Plan is incorporated into and forms a part of this Grant Notice and the Option Award Agreement. In the event of any conflict between the Grant Notice or the Award Agreement on the one hand and the Plan on the other hand, the terms of the Plan shall control.

Name of the Participant:	Donald H. Foley
Grant Date:	March 20, 2018
Number of shares of Restricted Stock:	3,671
Vesting Schedule:

The shares of Restricted Stock shall vest in accordance with the following schedule, subject to the Participant's continued employment or service with the Company or any of its subsidiaries or affiliates through the applicable Vesting Date:

100% vest on April 11, 2018.

Change of Control (as defined in the Plan):	As an exception to the Vesting Schedule, as of the effective date ofa Change of Control all unvested shares of Restricted Stock as of such date shall vest.
Death:
As an exception to the Vesting Schedule, in the event the Participant's employment or service with the Company or any of its subsidiaries or affiliates is terminated due to the Participant's death, all unvested shares of Restricted Stock shall immediately vest.

(c) No Rights to Continued Employment or Service or to Award. Nothing in the Plan or in this Award Agreement shall confer on the Participant any right to employment or continued service with the Company, or interfere in any way with the right of the Company to terminate or change the terms of the Participant's employment or service at any time.

(d) Market "Stand-Off" Agreement. In the event the Company proposes to offer for sale to the public any of its equity securities and the Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of the Shares or other securities of the Company, then the Participant will promptly sign such agreement and will not sell or otherwise transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by the Participant during such period as is determined by the Company and the underwriter, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the "Lock-Up Period"). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period. The market "stand-off" agreement established pursuant to this Section 8(d) shall survive termination or expiration of this Award Agreement.

(e) Claw-Back of Performance Vesting Shares. The Shares which are subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and claw-back as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(f) Injurious Conduct. If the Participant shall engage in Injurious Conduct as described in this Section 4(f), each unvested Share shall be automatically forfeited and the Award shall terminate as of such date and, the Committee may, in its sole discretion, require the Participant to return to the Company any vested Shares. If any vested Shares have been disposed of by the Participant, then the Company may require the Participant to pay to the Company the gross pre-tax proceeds received by the Participant on such disposition. For purposes of this Award Agreement, "Injurious Conduct" means: (i) "for Cause" conduct; and (ii) during the Participant's employment or service with the Company or an Affiliate and thereafter, the Participant breaches any written confidentiality, non-solicitation or non-competition covenant with the Company or an Affiliate.

(g) Governing Law and Construction. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions.

(h) Spousal Consent. The Participant's spouse has signed the Consent of Spouse attached to this Award Agreement as Exhibit B.

(i) Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company's principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant's last address reflected on the Company's records. By a notice given pursuant to this Section 4(h), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed to have been adequately given if delivered in person or if given by certified mail

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(return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(j) Severability. Wherever possible, each provision of this Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Award Agreement.

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EXHIBIT A

No

83(b) Election Form

The undersigned Taxpayer hereby elects under Section 83(b) of the Internal Revenue Code of 1986, as amended, and Section 1.83-2(a) of the Income Tax Regulations, to include in his/her gross income the excess of the Fair Market Value of the property described below over the amount paid therefor by the Taxpayer. In compliance with Reg. § 1.83-2(e) the Taxpayer provides the following information:

1. The Taxpayer's name, address and taxpayer identification number are as follows:

   Name:

   Address:

   Taxpayer identification number:

2. The property with respect to which this election is being made is: _______________ shares of common stock of PAR Technology Corporation, a Delaware corporation (the "Company"), $0.02 par value per share (the "Shares").

3. The date of the transfer of the Shares is _________, 20___. This election is made for the taxable year of the Taxpayer ending December 31, 20____.

4. The nature of the restrictions to which the Shares are subject is as follows: The Shares may be forfeited if Taxpayer's continuous service with the Company terminates.

5. The Fair Market Value of such Shares at the time of transfer to the Taxpayer, determined without regard to any lapse restrictions as defined in Reg. § 1.83-3(i), is ___________ per share.

6. The amount paid for the Shares is $0 per share.

7. A copy of this election has been furnished by personal delivery to the Company.

The date of this election is ___, 20__.

____

Taxpayer

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